Exhibit 99.1

Ameresco Reports Third Quarter 2024 Financial Results

Total Revenue Growth of 49% Led by 59% Increase in Project Revenue
Total Project Backlog up 22% Y/Y to $4.5 billion; Contracted Backlog up 56% Y/Y
Record 209 MWe Energy Assets Placed into Operation YTD Exceeding FY Guidance
New Contracts Drive $180 million Y/Y Increase in O&M Backlog
Reaffirming 2024 Guidance

Third Quarter 2024 Financial Highlights:
•Revenues of $500.9 million
•Net income attributable to common shareholders of $17.6 million
•GAAP EPS of $0.33
•Non-GAAP EPS of $0.32
•Adjusted EBITDA of $62.2 million

FRAMINGHAM, MA – November 7, 2024 – Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended September 30, 2024. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.
CEO George Sakellaris commented, “Our team continued to deliver excellent results with year-on-year quarterly revenue growth of 49% and record Adjusted EBITDA of over $62 million, growing 44% in the third quarter, reflecting strong demand for Ameresco’s unique blend of services across our customer base. Each of our four business lines achieved strong year-on-year growth, led by Projects, Energy Assets and O&M, where revenues increased at substantial double-digit rates. At the same time, we brought over 40MWe of Energy Assets into operation, resulting in a year-to-date total of 209 MWe – a record number for Ameresco and already above our full year guidance of 200MWe. New business activity remained robust with our total Project Backlog growing to $4.5 billion at the end of the quarter, an increase of 22% from last year. Importantly, our continued focus on contract conversion helped drive a 56% increase in contracted backlog to a record $1.9 billion. We also had a very strong quarter with our recurring O&M business adding over $180 million in additional backlog versus last year."

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q3 2024			Q3 2023
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$385.4	$9.9	$20.6	$242.7	$13.5	$16.4
Energy Assets	$59.1	$2.7	$33.3	$44.3	$5.5	$21.6
O&M	$28.4	$3.8	$5.1	$22.8	$2.4	$3.9
Other	$27.9	$1.2	$3.1	$25.4	$0.0	$1.4
Total (2)	$500.9	$17.6	$62.2	$335.1	$21.3	$43.3

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue increased 49.4% to $500.9 million with significant growth across all four of our business lines. Projects revenue grew 58.8%, as our focus on execution and conversion of our backlog continued to yield positive results. Energy Assets revenue grew an impressive 33.4% driven by growth in operating assets placed in service. O&M revenue increased 24.6% reflecting a solid attachment rate to our growing projects business and strong execution on our contracts. Other revenue increased 9.8%. Gross margin of 15.4% reflects a larger contribution from lower-margin projects, and additional costs associated with the SCE projects as previously discussed during prior periods. SG&A decreased slightly contributing to improved operating leverage.

Net income attributable to common shareholders was $17.6 million compared to $21.3 million during the same period last year impacted by higher interest-related and depreciation expenses. Those interest costs included a $3.7 million non-cash negative adjustment to mark certain interest rate derivatives to market compared to a $3.0 million favorable adjustment last year. Additionally, the results for the third quarter last year included a discrete tax benefit of $7.2 million related to a prior year Section 179D tax deduction. GAAP and Non-GAAP EPS of $0.33 and $0.32, respectively.

Adjusted EBITDA of $62.2 million, representing our single largest quarter, increased 43.6%.

Balance Sheet and Cash Flow Metrics

($ in millions)	September 30, 2024
Total Corporate Debt (1)	$272.5
Corporate Debt Leverage Ratio (2)	2.8X

Total Energy Asset Debt (3)	$1,388.3
Energy Asset Book Value (4)	$1,882.6
Energy Debt Advance Rate (5)	74%

Q3 Cash Flows from Operating Activities	$25.1
Plus: Q3 Proceeds from Federal ESPC Projects	$9.3
Equals: Q3 Adjusted Cash from Operations	$34.4

8-quarter rolling average Cash Flows from Operating Activities	($4.5)
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$43.5
Equals: 8-quarter rolling average Adjusted Cash from Operations	$39.0

(1) Subordinated Debt, term loans and drawn amounts on the revolving line of credit
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Book Value of our Energy Assets in operations and in-construction and development
(5) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the quarter with $113.5 million in cash. Our total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit was $272.5 million, with our corporate leverage ratio as calculated under our Sr. Secured Credit Facility continued to decline to 2.8X, below our 3.5x covenant level. During the quarter we successfully executed approximately $237.0 million in project financing commitments to fund the continued growth of our Energy Asset business, of which we received net proceeds of $57.0 million. Our Energy Asset Debt was $1.4 billion with an Energy Debt Advance rate of 74% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $34.4 million. Our 8-quarter rolling average Adjusted Cash from Operations was $39.0 million.

($ in millions)	At September 30, 2024
Awarded Project Backlog (1)	$2,656
Contracted Project Backlog	$1,853
Total Project Backlog	$4,509
12-month Contracted Backlog (2)	$977

O&M Revenue Backlog	$1,421
12-month O&M Backlog	$91
Energy Asset Visibility (3)	$3,175
Operating Energy Assets	715 MWe
Ameresco's Net Assets in Development (4)	589 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(4) Net MWe capacity includes only our share of any jointly owned assets

•Ameresco’s Assets in Development ended the quarter at 595 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development at quarter end was 589 MWe.
•Ameresco brought 42 MWe of Energy Assets into operation, including the 11.7 MWe Keller Canyon RNG plant and 27 MWe battery storage at the remaining 3 United Power sites.

Subsequent Events

Today Ameresco announced the promotion of four key leaders at Ameresco: Michael Bakas, Nicole Bulgarino, Peter Christakis, and Louis Maltezos. Over the past few years, the Company has experienced significant growth, necessitating a management structure that is both visionary and resilient to drive continued profitable growth.

•Michael Bakas has been appointed President - Renewable Fuels. Michael will continue to focus on the expansion of our renewable fuels asset class, which includes one of the most robust pipelines of plants in the country.

•Nicole Bulgarino has been appointed President - Federal and Utility Infrastructure. In this role, Nicole will continue to oversee our expanding Federal business while also driving the development of emerging utility infrastructure opportunities.

•Peter Christakis has been appointed President - East USA, Greece & Project Risk. In this capacity, Peter will manage our East region while also expanding our pipeline of solar projects. Additionally, Peter will lead our centralized procurement and corporate risk initiatives to provide significant corporate support across the organization.

•Louis Maltezos has been appointed President – Central & Western USA, Canada. Louis will continue unifying these regions and concentrating on our core markets. He and his team will also work on expanding our Smart Solutions portfolio by promoting new building controls, efficiency initiatives, and advanced water metering offerings across our customer base.

Summary and Outlook

“With our record project backlog, expanding portfolio of operating Energy Assets and growing base of long-term O&M contracts, Ameresco is very well positioned for future growth. As we look ahead to 2025, we believe the need for our smart solutions that provide energy resiliency, cost savings and infrastructure upgrades will continue to be in very high demand. We have all the elements in place to achieve another year of impressive growth in revenue and faster growth in profitability while continuing to capture growing business opportunities,” Mr. Sakellaris concluded.

Ameresco is reaffirming its full year 2024 guidance which is included in the table below. Our guidance range reflects revenue and Adjusted EBITDA growth of 27% and 35%, respectively, at the midpoints. While we expect higher Interest Expense and Other in the range of $70 million to $75 million, we are also maintaining our Non-GAAP EPS guidance, largely driven by our estimated annual tax benefit rate.

FY 2024 Guidance Ranges
Revenue	$1.70 billion	$1.80 billion
Gross Margin	16.0%	16.5%
Adjusted EBITDA	$210 million	$230 million
Interest Expense & Other	$70 million	$75 million
Non-GAAP EPS	$1.15	$1.35

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss third quarter 2024 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 9604248, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes solutions that help customers reduce costs, decarbonize to net zero, and build energy resiliency while leveraging smart, connected technologies. From implementing energy efficiency and infrastructure upgrades to developing, constructing, and operating distributed energy resources – we are a trusted sustainability partner. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, utilities, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, and capital investments, as well as statements about our financing plans, the impact the IRA, the impact of changes in the U.S. administration, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and related liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements including the requirement to raise additional subordinated debt; the impact of macroeconomic challenges, weather related events and climate change on our business; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,502	$79,271
Restricted cash	71,868	62,311
Accounts receivable, net	230,298	153,362
Accounts receivable retainage, net	43,466	33,826
Costs and estimated earnings in excess of billings	572,804	636,163
Inventory, net	11,973	13,637
Prepaid expenses and other current assets	155,353	123,391
Income tax receivable	4,468	5,775
Project development costs, net	20,819	20,735
Total current assets	1,224,551	1,128,471
Federal ESPC receivable	565,964	609,265
Property and equipment, net	16,777	17,395
Energy assets, net	1,882,588	1,689,424
Deferred income tax assets, net	36,607	26,411
Goodwill, net	75,922	75,587
Intangible assets, net	5,387	6,808
Operating lease assets	77,609	58,586
Restricted cash, non-current portion	19,021	12,094
Other assets	77,812	89,735
Total assets	$3,982,238	$3,713,776

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$343,247	$322,247
Accounts payable	399,244	402,752
Accrued expenses and other current liabilities	101,259	108,831
Current portions of operating lease liabilities	12,242	13,569
Billings in excess of cost and estimated earnings	108,020	52,903
Income taxes payable	655	1,169
Total current liabilities	964,667	901,471
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,317,517	1,170,075
Federal ESPC liabilities	520,497	533,054
Deferred income tax liabilities, net	2,601	4,479
Deferred grant income	6,806	6,974
Long-term operating lease liabilities, net of current portion	58,007	42,258
Other liabilities	102,645	82,714

	September 30,	December 31,
	2024	2023
Redeemable non-controlling interests, net	$42,761	$46,865
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,544,586 shares issued and 34,442,751 shares outstanding at September 30, 2024, 36,378,990 shares issued and 34,277,195 shares outstanding at December 31, 2023	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	2	2
Additional paid-in capital	336,425	320,892
Retained earnings	615,503	595,911
Accumulated other comprehensive loss, net	(2,803)	(3,045)
Treasury stock, at cost, 2,101,835 shares at September 30, 2024 and 2,101,795 shares at December 31, 2023	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	937,342	901,975
Non-controlling interests	29,395	23,911
Total stockholders’ equity	966,737	925,886
Total liabilities, redeemable non-controlling interests and stockholders' equity	$3,982,238	$3,713,776

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$500,873	$335,149	$1,237,261	$933,265
Cost of revenues	423,734	271,493	1,047,960	761,012
Gross profit	77,139	63,656	189,301	172,253
Earnings from unconsolidated entities	159	526	724	1,356
Selling, general and administrative expenses	42,139	42,752	125,920	125,466
Operating income	35,159	21,430	64,105	48,143
Other expenses, net	21,469	10,642	51,399	27,883
Income before income taxes	13,690	10,788	12,706	20,260
Income tax benefit	(3,324)	(10,054)	(3,324)	(10,552)
Net income	17,014	20,842	16,030	30,812
Net loss (income) attributable to non-controlling interests and redeemable non-controlling interests	585	423	3,642	(2,077)
Net income attributable to common shareholders	$17,599	$21,265	$19,672	$28,735
Net income per share attributable to common shareholders:
Basic	$0.34	$0.41	$0.37	$0.55
Diluted	$0.33	$0.40	$0.37	$0.54
Weighted average common shares outstanding:
Basic	52,413	52,209	52,352	52,104
Diluted	53,243	53,300	53,098	53,259

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$16,030	$30,812
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	57,352	42,847
Depreciation of property and equipment	3,699	2,849
Increase in contingent consideration	87	705
Accretion of ARO liabilities	243	194
Amortization of debt discount and debt issuance costs	3,764	3,407
Amortization of intangible assets	1,615	1,681
Provision for bad debts	1,292	637
Loss on disposal of assets	515	18
Non-cash project revenue related to in-kind leases	(2,971)	—
Earnings from unconsolidated entities	(724)	(1,356)
Net gain from derivatives	(267)	(3,306)
Stock-based compensation expense	10,368	12,318
Deferred income taxes, net	(3,914)	(13,089)
Unrealized foreign exchange (gain) loss	(898)	1,148
Changes in operating assets and liabilities:
Accounts receivable	(64,045)	58,135
Accounts receivable retainage	(9,753)	4,589
Federal ESPC receivable	(110,841)	(143,647)
Inventory, net	1,664	570
Costs and estimated earnings in excess of billings	126,694	5,260
Prepaid expenses and other current assets	15,112	(10,925)
Income taxes receivable, net	798	590
Project development costs	(4,456)	(4,638)
Other assets	(4,664)	(2,080)
Accounts payable, accrued expenses and other current liabilities	13,511	(38,444)
Billings in excess of cost and estimated earnings	42,215	10,104
Other liabilities	6,796	1,200
Cash flows from operating activities	99,222	(40,421)
Cash flows from investing activities:
Purchases of property and equipment	(3,053)	(4,597)
Capital investments in energy assets	(341,794)	(445,540)
Capital investments in major maintenance of energy assets	(13,597)	(8,024)
Net proceeds from equity method investments	13,091	—
Asset acquisition, net of cash acquired	—	6,206
Contributions to equity method investments	(10,442)	(3,489)
Grant award received on energy asset	403	—
Acquisitions, net of cash received	—	(9,183)
Loans to joint venture investments	—	(566)
Cash flows from investing activities	(355,392)	(465,193)
Cash flows from financing activities:
Payments of debt discount and debt issuance costs	(10,114)	(8,635)
Proceeds from exercises of options and ESPP	1,899	3,384
Payments on senior secured revolving credit facility, net	(33,400)	(115,000)
Proceeds from long-term debt financings	663,598	728,600
Proceeds from Federal ESPC projects	129,399	107,303
Net proceeds from energy asset receivable financing arrangements	5,216	12,514
Contributions from non-controlling interests	33,789	499
Distributions to non-controlling interest	(1,367)	(20,521)
Distributions to redeemable non-controlling interests, net	(418)	(494)
Payment on seller's promissory note	(41,941)	(12,500)

	Nine Months Ended September 30,
	2024	2023
Payments on debt and financing leases	(441,603)	(162,749)
Cash flows from financing activities	305,058	532,401

Effect of exchange rate changes on cash	1,827	(980)
Net increase in cash, cash equivalents, and restricted cash	50,715	25,807
Cash, cash equivalents, and restricted cash, beginning of period	153,676	149,888
Cash, cash equivalents, and restricted cash, end of period	$204,391	$175,695

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$9,865	$2,686	$3,801	$1,247	$17,599
Impact from redeemable non-controlling interests	—	(911)	—	—	(911)
Plus (less): Income tax provision (benefit)	2,859	(7,383)	596	604	(3,324)
Plus: Other expenses, net	3,993	16,983	163	330	21,469
Plus: Depreciation and amortization	864	21,516	320	753	23,453
Plus: Stock-based compensation	2,842	426	201	195	3,664
Plus: Contingent consideration, restructuring and other charges	218	17	5	4	244
Adjusted EBITDA	$20,641	$33,334	$5,086	$3,133	$62,194
Adjusted EBITDA margin	5.4%	56.4%	17.9%	11.2%	12.4%

	Three Months Ended September 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$13,465	$5,454	$2,393	$(47)	$21,265
Impact from redeemable non-controlling interests	—	(587)	—	—	(587)
(Less) plus: Income tax (benefit) provision	(6,953)	(3,766)	717	(52)	(10,054)
Plus: Other expenses, net	5,042	4,970	227	403	10,642
Plus: Depreciation and amortization	1,134	14,902	311	707	17,054
Plus: Stock-based compensation	3,128	570	293	328	4,319
Plus: Contingent consideration, restructuring and other charges	595	14	4	52	665
Adjusted EBITDA	$16,411	$21,557	$3,945	$1,391	$43,304
Adjusted EBITDA margin	6.8%	48.7%	17.3%	5.5%	12.9%

	Nine Months Ended September 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$1,415	$5,082	$10,601	$2,574	$19,672
Impact from redeemable non-controlling interests	—	(3,766)	—	—	(3,766)
Plus (less): Income tax provision (benefit)	2,859	(7,383)	596	604	(3,324)
Plus: Other expenses, net	15,032	33,819	1,003	1,545	51,399
Plus: Depreciation and amortization	2,897	56,605	956	2,208	62,666
Plus: Stock-based compensation	7,713	1,305	670	680	10,368
Plus: Contingent consideration, restructuring and other charges	930	100	15	96	1,141
Adjusted EBITDA	$30,846	$85,762	$13,841	$7,707	$138,156
Adjusted EBITDA margin	3.4%	55.1%	17.3%	9.5%	11.2%

	Nine Months Ended September 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$12,114	$11,659	$3,820	$1,142	$28,735
Impact from redeemable non-controlling interests	—	869	—	—	869
(Less) plus: Income tax (benefit) provision	(8,405)	(3,920)	1,336	437	(10,552)
Plus: Other expenses, net	10,127	16,150	559	1,047	27,883
Plus: Depreciation and amortization	2,901	42,150	923	1,403	47,377
Plus: Stock-based compensation	8,629	1,783	904	1,002	12,318
Plus: Contingent consideration, restructuring and other charges	1,147	48	15	211	1,421
Adjusted EBITDA	$26,513	$68,739	$7,557	$5,242	$108,051
Adjusted EBITDA margin	4.0%	50.9%	11.1%	7.0%	11.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$17,599	$21,265	$19,672	$28,735
Adjustment for accretion of tax equity financing fees	(26)	(26)	(80)	(81)
Impact from redeemable non-controlling interests	(911)	(587)	(3,766)	869
Plus: Contingent consideration, restructuring and other charges	244	665	1,141	1,421
Less: Income tax effect of Non-GAAP adjustments	(63)	(173)	(296)	(369)
Non-GAAP net income	16,843	21,144	16,671	30,575

Diluted net income per common share	$0.33	$0.40	$0.37	$0.54
Effect of adjustments to net (loss) income	(0.01)	—	(0.05)	0.03
Non-GAAP EPS	$0.32	$0.40	$0.32	$0.57

Adjusted cash from operations:
Cash flows from operating activities	$25,091	$(6,572)	$99,222	$(40,421)
Plus: proceeds from Federal ESPC projects	9,271	30,604	129,399	107,303
Adjusted cash from operations	$34,362	$24,032	$228,621	$66,882

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
New contracts and awards:
New contracts	$585,824	$341,140	$1,433,940	$799,380
New awards (1)	$479,425	$708,470	$1,534,824	$1,673,625
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2024
	Low	High
Operating income (1)	$112 million	$130 million
Depreciation and amortization	$85 million	$86 million
Stock-based compensation	$14 million	$15 million
Restructuring and other charges	$(1) million	$(1) million
Adjusted EBITDA	$210 million	$230 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.